Exhibit Index

                         Exhibit
                         -------

                            11        -  Statement re computation
                                          of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)

                                                                  For the
                                                                three months
                                                               ended March 31,
                                                              ----------------
                                                              1995        1994
                                                              ----        ----
Primary and Fully Diluted Earnings Per Share:

Weighted average shares of common
  stock outstanding:

Balance - beginning of period .......................        7,656        7,605

Weighted average shares issued ......................           16           19

Acquisition of treasury stock .......................         --             (2)

Assumed exercise of certain stock options ...........          401          400
                                                             -----        -----
Weighted shares - end of period .....................        8,073        8,022
                                                             =====        =====